Exhibit 99.1

RE: Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION

AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE:

MARCH 8, 2011

HEADWATERS INCORPORATED ANNOUNCES PRICING OF 7 5/8% SENIOR SECURED NOTES

SOUTH JORDAN, UTAH, MARCH 8, 2011 (NYSE: HW) – Headwaters Incorporated (“Headwaters”) today announced the pricing of its offering of $400.0 million aggregate principal amount of 7 5/8% Senior Secured Notes due 2019 (the “Notes”). The Notes will be senior secured obligations of Headwaters and will be guaranteed by certain of Headwaters’ existing and future domestic subsidiaries.

The offering is expected to close on March 11, 2011, subject to certain closing conditions. Headwaters expects net proceeds from the offering to be approximately $393.3 million (after deducting the initial purchasers’ commissions and estimated transaction fees and expenses). Headwaters intends to use the net proceeds to fund the previously announced tender offer for any and all of its $328.3 million aggregate principal amount of 11 3/8% Senior Secured Notes due 2014 outstanding (the “11 3/8% Notes”) and to pay related tender premiums and transaction fees and expenses.

The Notes will be offered in the United States to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States in compliance with Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.

Forward-Looking Statements:

In addition to historical information, certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include our expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about our businesses. Such statements that are not purely historical by nature, including those statements regarding our ability to offer and sell the Notes in the private placement and purchase the 11 3/8% Notes tendered in the tender offer, future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the “Risk Factors” section in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 19, 2010. You should not place undue reliance on forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to us or any person acting on behalf of us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except for our obligations under the Securities Exchange Act of 1934 to disclose any material changes in the information previously disclosed to holders, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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